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                                                 PART C -- EXHIBIT ITEM 99.B(11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 2-73768) of our report dated August 12, 1997 on our audit of the financial statements and financial highlights of IAA Trust Taxable Fixed Income Series Fund, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 28, 1997